UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2013

CNL Healthcare Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54685	27-2876363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See the disclosure under Item-2.03 of this report on Form 8-K, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of Registrant

As previously disclosed on December 20, 2012, CNL Healthcare Properties, Inc. (“we” or the “Company”), through CHP Partners, LP, our operating partnership and wholly-owned subsidiary (the “Operating Partnership”) acquired from affiliates of Primrose Retirement Communities, LLC (“Primrose”), five senior living facilities (each, a “Primrose II Community” and collectively, the “Primrose II Communities”) for a purchase price of approximately $73.1 million, exclusive of closing costs.

We funded $23.4 million of the purchase price of the Primrose II Communities from the proceeds of this offering.

We, through five separate subsidiaries each formed to own a Primrose II Community (each, a “Primrose II Subsidiary” and, collectively, the “Primrose II Subsidiaries”) and our Operating Partnership (and together with the Primrose II Subsidiaries, the “Primrose II Borrowers”), entered into a one-year term loan in the aggregate principal amount of approximately $49.7 million with KeyBank National Association (“KeyBank”) on October 30, 2012, to fund the balance of the $73.1 million purchase price (the “Primrose II Loan”).

Since closing the Primrose II Loan, the Primrose II Borrowers paid down the principal balance by $45.0 million, resulting in a new principal balance of approximately $4.7 million. Subsequently, pursuant to a loan modification entered into on March 27, 2013 (the “Primrose II Loan Modification”), the Primrose II Borrowers re-borrowed approximately $25.3 million (the “Primrose II Modified Loan Balance”); leaving an outstanding principal balance of approximately $30.0 million. In addition to the re-advance of proceeds, the Primrose II Loan Modification included a change in the loan maturity date from December 18, 2013 to June 30, 2013. The Primrose II Loan Modification also establishes a release price for the Primrose of Decatur and Primrose of Zanesville Communities that will be the greater of net refinancing proceeds or approximately $20.0 million.

The Primrose II Loan is collateralized by (i) a first priority mortgages on all real property of and improvements on the Primrose II Communities, (ii) the assignment of all related leases and rents, (iii) assignment of the Primrose II Communities management agreements, and (iv) the operating account required to be maintained at KeyBank for each Primrose II Subsidiary into which all cash flow from each Primrose II Community is deposited.

The Primrose II Loan bears interest at a rate equal to LIBOR plus 3.75%. At the time of the disbursement of the Primrose II Loan and periodically during the term, the Primrose II Borrowers have the option to elect whether to have the Primrose II Loan bear interest at the Adjusted Base Rate or the Adjusted LIBOR Rate (unless the default rate is applicable, such interest rate elected and in effect being referred to as, the “Applicable Rate”). The “Adjusted Base Rate” is a fluctuating interest rate per annum equal to 3.75% plus the greater of (i) KeyBank’s prime rate, (ii) the Federal Funds effective rate in effect from time to time plus  1/2 of 1% per annum, or (iii) the Daily LIBOR Rate. The “Adjusted LIBOR Rate” for any LIBOR Rate interest period is equal to a LIBOR based rate plus 3.75%. The Applicable Rate will revert to the Adjusted Base Rate as of the last day of the applicable LIBOR Rate interest period, unless the Primrose II Borrowers again elect the Adjusted LIBOR as the Applicable Rate in the manner set forth in the loan agreement. Provided there exists no event of default under the loan agreement, at any time the

Applicable Rate is the Adjusted Base Rate, the Primrose II Borrowers shall have the right in accordance with the terms of the Primrose II Loan Agreement, to elect the Adjusted LIBOR Rate as the Applicable Rate.

There are no required principal payments prior to the final maturity date, but prepayments of principal are permitted without penalty, except for certain LIBOR breakage costs.

The Company has guaranteed the Primrose II Loan pursuant to a full payment guaranty of principal and interest and other applicable funds due and owing under the Primrose II Loan in favor of KeyBank.

The Primrose II Loan contains affirmative, negative and financial covenants customary for of the type, including limitations on incurrence of additional indebtedness, restrictions on payments of cash distributions in the event of default, minimum Primrose II Community occupancy levels, debt service coverage and minimum liquidity and consolidated tangible net worth requirements of the Company as guarantor.

We intend to close on a Fannie Mae refinancing of the Primrose of Decatur and Primrose of Zanesville Communities in April 2013, at which point those properties will be released from the Primrose II Loan. We plan to refinance the remaining balance in advance of the June 30, 2013 maturity date.

The Primrose II Borrowers have paid $285,935 in origination fees in connection with the Primrose II Loan or 0.575% of the Primrose II Modified Loan Balance.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Modification of Loan Documents effective March 27, 2013, by and among CHP Partners, LP, CHP Senior Living Net Lease Holding, LLC, CHT Council Bluffs IA Senior Living, LLC, CHT Decatur IL Senior Living, LLC, CHT Lima OH Senior Living, LLC, CHT Zanesville OH Senior Living, LLC, CHT Aberdeen SD Senior Living, LLC, and Keybank National Association.

Caution Concerning Forward-Looking Statements

The information above contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; a worsening economic environment in the U.S. or globally, including financial market fluctuations; risks associated with real estate markets, including declining real estate values; availability of proceeds from our offering of our shares; our failure to obtain, renew or extend necessary financing or to access the debt or equity markets; the use of debt to finance our business activities, including refinancing and interest rate risk and our failure to comply with debt covenants; our ability to identify and close on suitable investments; failure to successfully manage growth or integrate acquired properties and operations; risks related to development projects or acquired property value-add conversions, including construction delays and cost overruns; inability to obtain necessary permits and/or public opposition to these activities; our ability to make necessary improvements to properties on a timely or cost-efficient basis; competition for properties and/or tenants; defaults on or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental, zoning and other governmental regulations affecting our properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of our accounting estimates; unknown liabilities of acquired properties or liabilities caused by property managers or operators; material adverse actions or omissions by any joint venture partners, if applicable; increases in operating costs and other expenses; uninsured losses or losses in excess of our insurance coverage; the impact of outstanding and/or potential litigation; risks associated with our tax structuring; failure to qualify and maintain our REIT qualification; and our ability to protect our intellectual property and the value of our brand. Given these uncertainties, we caution you not to place undue reliance on such statements. For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, and our registration statement on Form S-11 and the sticker supplements and amendments thereto, copies of which may be obtained from our Web site at http://www.cnlhealthcareproperties.com.

We undertake no obligation to publicly release the results of any revisions to these forward looking-statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2013		CNL HEALTHCARE PROPERTIES, INC.
a Maryland Corporation

	By:	/s/ Joseph T. Johnson
Joseph T. Johnson
Chief Financial Officer, Senior Vice President and Treasurer